Exhibit 99.1

NEXSTAR ACQUIRES THE HILL, A LEADING INDEPENDENT POLITICAL

DIGITAL MEDIA PLATFORM, FOR $130 MILLION

The Hill’s Unbiased Political News Platform Complements Nexstar’s

Leading Local News Operations and National Cable News Network, NewsNation

The Hill Attracts More Unique Visitors Than Any Other Comparable Political News Website

IRVING, TX (August 20, 2021) – Nexstar Media Inc., a wholly-owned subsidiary of Nexstar Media Group, Inc. (Nasdaq: NXST), announced today that it acquired The Hill for $130 million (plus working capital adjustments), in a transaction that is expected to be immediately accretive to Nexstar’s operating results. The Hill is the nation’s leading, independent, political digital media platform. The acquisition marks a continuation of Nexstar’s content-first strategy, focused primarily on news, designed to further leverage and monetize its expansive digital reach.

The Hill is a leader in political news with 48 million average monthly users and 2.2 billion total pageviews in 2020 according to Comscore; it attracted more than 4 million followers and 914 million video views on Twitter and received five times more Facebook interactions than other political news websites. The acquisition of The Hill complements Nexstar’s leading digital platform, which delivered record growth and audience engagement in 2020, ranking #1 in local news for every month of the year and reaching record key performance indicators, including average monthly users of 91 million and 7.8 billion pageviews according to Comscore. Combined, The Hill and Nexstar are used by a third of all U.S. digital media viewers.

With more than 100 journalists who cover political news and events and provide a wide variety of engaging content to its users, The Hill’s business model is primarily advertising supported by direct, programmatic, and licensing revenue.  Nexstar’s omni-channel approach to content distribution will allow it to expand The Hill’s reach and revenue channels while creating synergistic opportunities with Nexstar’s growing national cable news network, NewsNation, and its leading local news gathering platform, which counts 5,500 journalists producing over 275,000 hours of local and national news annually.

Commenting on the transaction, Tom Carter, Nexstar President and Chief Operating Officer stated, “The accretive acquisition of The Hill’s independent, political digital media platform marks continued progress with Nexstar’s ‘content-first strategy’ and reflects our organization-wide commitment to deliver trusted, unbiased, fact-based journalism that engages and informs our audiences across all screens and devices. The Hill has a nationally recognized brand known for delivering balanced political reporting, as well as authentic opinions and perspectives, and is highly complementary to Nexstar’s national cable news network, NewsNation. According to the January 2021 Ad Fontes Media Bias Chart, The Hill and NewsNation are two of the most centrist of leading news outlets in the U.S.

“The Hill acquisition presents the Company with a fast-growing and profitable political digital news platform. Jimmy Finkelstein, owner and Chairman of The Hill, has done a truly excellent job in creating a national brand with strong profitability. The Hill marks the second digital transaction under our ‘content first’ strategy, following the December 2020 acquisition of BestReviews, which is already benefiting from its incorporation into Nexstar’s digital network. Going forward, Nexstar will continue to focus on select strategic, accretive digital investments to complement, leverage and scale our content offerings.”

Karen Brophy, Nexstar Media Inc. President, Digital, added, “The Hill is a robust digital media platform with engaging content and products. Together with Nexstar, the combined digital network offers an extremely valuable, brand-safe environment for issue and other advertisers to reach a growing digital audience of informed, intent-oriented consumers. As the nation’s largest local broadcast and media company, Nexstar is ideally positioned to accelerate The Hill’s growth and further penetrate the massive political news market to grow audience share and drive increased content monetization.”

Jimmy Finkelstein, Chairman of The Hill, added, “It has been an honor to lead and transform The Hill into the premier news outlet that it is today. With the help of HRS Management, we have substantially grown the business and audience. We are confident that Nexstar will continue to accelerate this tremendous growth.”

Bret Pearlman of HRS Management, the largest investor in The Hill, commented, “We are pleased to have been investors in The Hill and partners with Mr. Finkelstein for the past five years as he and the Company’s management team transformed the business into a digital media powerhouse.  With a strong foundation in place and unique offering in the market, we are confident that the future of the company is extremely bright.”

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Its wholly owned operating subsidiary, Nexstar Media Inc., consists of three divisions: Broadcasting, Digital, and Networks.  The Broadcasting Division operates, programs, or provides sales and other services to 199 television stations and related digital multicast signals reaching 116 markets or approximately 39% of all U.S. television households (reflecting the FCC’s UHF discount). The division’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. The Digital Division operates 120 local websites and 284 mobile apps offering hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content and creating new revenue opportunities for the company. The Networks Division operates NewsNation, formerly WGN America, a national news and entertainment cable network reaching 75 million television homes, multicast network Antenna TV, and WGN Radio in Chicago. Nexstar also owns a 31.3% ownership stake in TV Food Network, a top tier cable asset.  For more information, please visit www.nexstar.tv.

About The Hill

The Hill is a premier source for political and policy news coverage in the U.S. and is now the largest independent political website in the country.

About HRS Management

Founded in 2010, HRS Management, LLC (HRS) is the private investment office of Josh Harris, Co-Founder of Apollo Global Management, Inc.  HRS maintains a diverse portfolio, investing across multiple industries, strategies, and asset classes. The firm has offices in New York City and Miami.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:

Tom Carter

President and Chief Operating Officer

Nexstar Media Group, Inc.

972/373-8800

Lee Ann Gliha

Executive Vice President and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Nexstar Media Contact:

Gary Weitman

EVP & Chief Communications Officer

972/373-8800

gweitman@nexstar.tv

James Finkelstein Media Contact:

Lisa Dallos

347/225-5111

lisa@high10media.com

HRS Management Media Contact:

Lauren Bender

VP, Strategy & Communications

646/761-2638

lbender@hrsmgmt.com